Exhibit 99.1

Bionik Laboratories Expands its Partnership with Lifepoint Health with the Installation of InMotion® Robotic Devices at Four New Locations

The completed installations in Arizona, California, Indiana, and Kentucky will bring advance stroke recovery care to Lifepoint Health patients.

BOSTON, MA, June 15, 2023 – Bionik Laboratories Corp. (OTCPINK: BNKL) ("Bionik" or the "Company"), a robotics company providing neurological functional recovery solutions to stroke survivors and others with mobility challenges, offering its technology to therapists directly and services to patients in its clinical centers, continues to grow its partnership with Lifepoint Health, announcing today its four new installations of the InMotion® ARM robotic device in Phoenix, Arizona, Sacramento, California, Brownsburg, Indiana, and Louisville, Kentucky, to deliver quality stroke recovery care.

Lifepoint Health has been an industry leader in delivering outstanding care to some of the nation’s most medically complex patients, managing about 37 rehabilitation hospitals in the United States. Bionik’s partnership with Lifepoint Health provides their Inpatient Rehabilitation Facilities (IRFs) with their InMotion® ARM robotic devices, to help Lifepoint Health’s already-existing roster of patients recover from stroke, brain, and spinal cord injuries.

Bionik’s InMotion® ARM robotic devices use artificial intelligence (AI) to monitor a patient’s movements during therapy while it gently assists to complete various motor therapy activities. While conventional therapy will allow occupational therapists to complete 30-60 movements per session with a patient, Bionik’s device allows them to track up to 1,000 movements per session, with patients measuring upwards of 15-20% improvement over a 14-day timeframe.

In addition to the installation of Bionik’s devices, Bionik provides continued training and education to the Lifepoint Health hospital staff and therapists on the robotics technology, ensuring proper asset utilization and positive patient outcomes for all. Recent patient successes with the devices were highlighted at Lifepoint Health locations in Tampa, Florida and Cleveland, Ohio, with local media pointing to the impact the devices had on patients throughout their recovery journeys.

“We value our longstanding partnership with Lifepoint Health. The continued expansion of these installations for Bionik’s InMotion® ARM robotic devices within Lifepoint Health facilities is an exciting step in Bionik’s evolution and overall plan for the brand’s continued national roll-out,” said Richard Russo, Jr., Bionik’s CEO and President. Mr. Russo continued, “We are very excited to see the InMotion® devices become more commonly utilized across the nation, helping to rehabilitate individuals that have suffered from strokes and give them a chance to live the life they lived once before.”

Over the past year, Bionik has installed numerous devices across Lifepoint Health hospitals in the United States, 32 locations to be exact, and plans to continue their partnership with more installations into 2024.

About Bionik Laboratories Corp.

Bionik Laboratories is a robotics company focused on providing neurological functional recovery solutions to stroke survivors and others with neurological and mobility challenges. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development. Bionik has recently launched its Neuro-Recovery Centers of Excellence strategy, to showcase Bionik’s technology and solutions in an existing framework of revenue generating and profitable rehabilitation centers. For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and the roll-out of its recently-announced Neuro-Recovery Centers of Excellence strategy, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, including as a result of the acquisition and rebranding of the Company’s Neuro-Recovery Centers of Excellence, and the future financial performance of any such Centers of Excellence the Company may acquire or launch (iv) the market and projected market for our existing and planned products and services and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing or increase revenue, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development and sale of our products and related insufficient cash flows and resulting illiquidity, the continued impact on the Company’s business as a result of the Covid-19 pandemic, the Company's inability to expand the Company's business, including its recently-launched Neuro-Recovery Centers of Excellence strategy, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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